UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 21, 2010

Touchmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	333-143840	20-8746061
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3651 Old Milton Parkway, Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 407-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)                                  On April 21, 2010, Touchmark Bancshares, Inc. (the “Company”) received notice of the resignation of John L. Johnson from his position as a director of the Company and the Company’s national bank subsidiary, Touchmark National Bank.  Mr. Johnson informed the Company that he was resigning due to his perception of certain practices of the leadership of the boards related to board discussions of business matters.  Mr. Johnson’s letter, which is attached hereto as Exhibit 17.1 and incorporated herein by reference, includes a description of the circumstances related to his resignation.  The Company has provided Mr. Johnson with a copy of the disclosure set forth herein.

Item 7.01                                             Regulation FD Disclosure.

On April 23, 2010, the Company mailed a letter to its shareholders.  A copy of the letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit
17.1	Letter dated April 20, 2010 from John L. Johnson.
99.1	Letter dated April 22, 2010 to the Shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHMARK BANCSHARES, INC.

	By:	/s/ William R. Short
William R. Short
President and Chief Executive Officer

Dated: April 23, 2010